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                                                                    EXHIBIT 23.3

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
NetGravity, Inc.:


    We consent to incorporation by reference in this registration statement on Form S-3 of DoubleClick Inc. of our report dated January 27, 1999, with respect to the consolidated balance sheet of NetGravity, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1999 annual report on Form 10-K of DoubleClick, Inc.



                                          /s/ KPMG LLP



San Francisco, California
August 18, 2000